Exhibit 99.1
Planet Fitness, Inc. Announces First Quarter 2025 Results
System-wide same club sales increased 6.1%
Ended first quarter with total membership of approximately 20.6 million
$50.0 million in shares repurchased in first quarter

Hampton, NH, May 8, 2025 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its first quarter ended March 31, 2025.
First Quarter Fiscal 2025 Highlights
•Total revenue increased from the prior year period by 11.5% to $276.7 million.
•System-wide same club sales increased 6.1%.
•System-wide sales increased $94.6 million to $1.3 billion, from $1.2 billion in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $41.9 million, or $0.50 per diluted share, compared to $34.3 million, or $0.39 per diluted share, in the prior year period.
•Net income increased $7.1 million to $42.1 million, compared to $35.0 million in the prior year period.
•Adjusted net income(1) increased $2.8 million to $50.0 million, or $0.59 per diluted share(1), compared to $47.3 million, or $0.53 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $10.7 million to $117.0 million from $106.3 million in the prior year period.
•19 new Planet Fitness clubs were opened system-wide during the period, which included 16 franchisee-owned and 3 corporate-owned clubs, bringing system-wide total clubs to 2,741 as of March 31, 2025.
•Repurchased and retired 544,226 shares of Class A common stock using $50.0 million of cash on hand.
•Cash and marketable securities of $586.3 million, which includes cash and cash equivalents of $343.9 million, restricted cash of $56.6 million and marketable securities of $185.8 million as of March 31, 2025.
“We ended the first quarter with approximately 20.6 million members, an increase of approximately 900,000 from the end of 2024, and we grew system-wide same club sales by 6.1 percent,” said Colleen Keating, Chief Executive Officer. “Given the strength and durability of our model, we delivered this healthy growth against a backdrop of increasing volatility in the macro-economic environment. Our new marketing campaign highlights our increased strength offering and our supportive community environment; our research showed the U.S. campaign improved brand perceptions across all fitness levels as well as the perceived value of our membership. As a leader in the High Value Low Price fitness category, we’ve successfully grown our model for over 30 years, often navigating a variety of different economic conditions throughout our history. We are a resilient brand and continue to strengthen our leadership position by offering consumers a place to get a high-quality workout at an incredible value in our Judgement Free atmosphere.”
Operating Results for the First Quarter Ended March 31, 2025
For the first quarter of 2025, total revenue increased $28.6 million or 11.5% to $276.7 million from $248.0 million in the prior year period. By segment:
•Franchise segment revenue increased $11.2 million or 10.7% to $115.2 million from $104.0 million in the prior year period. Of the increase, $6.0 million was due to higher royalty revenue, of which $3.6 million was attributable to a franchise same club sales increase of 6.2%, $1.3 million was attributable to new clubs opened since January 1, 2024 before they move into the same club sales base and $1.0 million was due to higher royalties on annual fees. There was also a $2.9 million increase in franchise and other fees and a $2.2 million increase in National Advertising Fund (“NAF”) revenue.
•Corporate-owned clubs segment revenue increased $11.3 million or 9.2% to $133.7 million from $122.4 million in the prior year period. This increase was primarily attributable to $6.7 million from the corporate-owned clubs in the same club sales base, of which $4.8 million was attributable to a same club sales increase of 5.1%, $1.5 million was attributable to annual fee revenue and $0.4 million was attributable to other fees. Additionally, $4.6 million was from new clubs opened since January 1, 2024 before they move into the same club sales base.
1 Adjusted net income, Adjusted net income per share, diluted and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted net income and Adjusted EBITDA to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.

•Equipment segment revenue increased $6.2 million or 28.7% to $27.8 million from $21.6 million in the prior year period. This increase was primarily attributable to $8.9 million of higher revenue from equipment sales to existing franchisee-owned clubs, partially offset by $2.7 million of lower revenue from equipment sales to new franchisee-owned clubs. In the first quarter of 2025, we had equipment sales to 10 new franchisee-owned clubs compared to 14 in the prior year period.
Segment Adjusted EBITDA represents our Adjusted EBITDA broken out by the Company’s reportable segments. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations, see “Non-GAAP Financial Measures” accompanying this press release.
Segment Adjusted EBITDA was a follows:
•Franchise Segment Adjusted EBITDA increased $8.7 million or 11.5% to $84.9 million. This increase was primarily attributable to higher franchise segment revenue as described above, partially offset by $2.2 million of higher NAF expense and $0.4 million of higher selling, general and administrative expense;
•Corporate-owned clubs Segment Adjusted EBITDA increased $3.5 million or 8.1% to $45.8 million. This increase was primarily attributable to $4.3 million from the corporate-owned same clubs sales increase of 5.1% and $0.5 million from new clubs opened since January 1, 2024 before they move into the same club sales base, partially offset by $1.2 million from the opening and operating of seven clubs in Spain.
•Equipment Segment Adjusted EBITDA increased $2.6 million or 55.1% to $7.4 million. This increase was primarily driven by higher equipment sales to existing franchisee-owned clubs, as described above, and higher margin equipment sales related to an updated equipment mix as a result of the adoption of the franchise growth model.
2025 Outlook
The Company is developing mitigation plans for potential tariff impacts and believes at the current tariff levels, its exposure is limited.  During this period of uncertainty, we are reiterating our guidance expectations for the year ending December 31, 2025. This guidance does not include estimates or assumptions regarding the impact of tariffs beyond the existing regulations currently in place.
For the year ending December 31, 2025, the Company is reiterating the following expectations:
•It continues to expect new equipment placements of approximately 130 to 140 in franchisee-owned locations.
•It continues to expect system-wide new club openings of approximately 160 to 170 locations.
The following are 2025 growth expectations over the Company’s 2024 results:
•It continues to expect system-wide same club sales growth in the 5% to 6% range.
•It continues to expect revenue to increase approximately 10%.
•It continues to expect adjusted EBITDA to increase approximately 10%.
•It continues to expect adjusted net income to increase in the 8% to 9% range.
•It continues to expect adjusted net income per share, diluted to increase in the 11% to 12% range, based on adjusted diluted weighted-average shares outstanding of approximately 84.5 million, inclusive of shares expected to be repurchased in 2025.
The Company continues to expect 2025 net interest expense to be approximately $86.0 million. It now expects capital expenditures to increase approximately 20% (previously it expected an approximately 25% increase) and continues to expect depreciation and amortization to remain flat compared to 2024.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2025. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2025, and therefore cannot be made available without unreasonable effort.
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on May 8, 2025 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of March 31, 2025, Planet Fitness had approximately 20.6 million members and 2,741 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness clubs are owned and operated by independent business men and women.
Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674

Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Brittany Fraser, ICR
Brittany.Fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2025 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and club growth, share repurchases and the timing thereof, ability to deliver future shareholder value, the impact of tariffs and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “assumption,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and, once available, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2025	2024
Revenue:
Franchise	$93,240	$84,234
National advertising fund revenue	21,940	19,786
Franchise segment	115,180	104,020
Corporate-owned clubs	133,669	122,378
Equipment	27,813	21,619
Total revenue	276,662	248,017
Operating costs and expenses:
Cost of revenue	22,485	18,993
Club operations	81,680	74,353
Selling, general and administrative	34,307	29,193
National advertising fund expense	21,944	19,792
Depreciation and amortization	38,281	39,380
Other (gains) losses, net	(1,237)	484
Total operating costs and expenses	197,460	182,195
Income from operations	79,202	65,822
Other income (expense), net:
Interest income	5,812	5,461
Interest expense	(26,197)	(21,433)
Other income, net	283	647
Total other expense, net	(20,102)	(15,325)
Income before income taxes	59,100	50,497
Provision for income taxes	16,216	14,324
Losses from equity-method investments, net of tax	(805)	(1,200)
Net income	42,079	34,973
Less net income attributable to non-controlling interests	212	664
Net income attributable to Planet Fitness, Inc.	$41,867	$34,309
Net income per share of Class A common stock:
Basic	$0.50	$0.39
Diluted	$0.50	$0.39
Weighted-average shares of Class A common stock outstanding:
Basic	84,170	86,909
Diluted	84,402	87,222

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$343,910	$293,150
Restricted cash	56,581	56,524
Short-term marketable securities	109,718	114,163
Accounts receivable, net of allowances for uncollectible amounts of $30 as of March 31, 2025 and December 31, 2024	38,643	77,145
Inventory	1,974	6,146
Restricted assets - national advertising fund	16,670	—
Prepaid expenses	16,547	21,499
Other receivables	18,816	16,776
Income tax receivable	734	2,616
Total current assets	603,593	588,019
Long-term marketable securities	76,091	65,668
Investments, net of allowance for expected credit losses of $19,126 and $18,834 as of March 31, 2025 and December 31, 2024, respectively	75,257	75,650
Property and equipment, net of accumulated depreciation of $397,755 and $370,118, as of March 31, 2025 and December 31, 2024, respectively	419,313	423,991
Right-of-use assets, net	416,237	395,174
Intangible assets, net	314,139	323,318
Goodwill	720,834	720,633
Deferred income taxes	459,035	470,197
Other assets, net	7,423	7,058
Total assets	$3,091,922	$3,069,708
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$22,500	$22,500
Accounts payable	25,757	32,887
Accrued expenses	61,538	67,895
Equipment deposits	2,489	1,851
Deferred revenue, current	80,755	62,111
Payable pursuant to tax benefit arrangements, current	55,556	55,556
Other current liabilities	38,858	39,695
Total current liabilities	287,453	282,495
Long-term debt, net of current maturities	2,143,718	2,148,029
Lease liabilities, net of current portion	433,151	405,324
Deferred revenue, net of current portion	31,163	31,990
Deferred tax liabilities	1,323	1,386
Payable pursuant to tax benefit arrangements, net of current portion	411,276	411,360
Other liabilities	3,702	4,497
Total noncurrent liabilities	3,024,333	3,002,586
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 83,836 and 84,323 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	9	9
Class B common stock, $0.0001 par value, 100,000 shares authorized, 342 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Accumulated other comprehensive (loss) income	(1,352)	(2,348)
Additional paid in capital	612,196	609,115
Accumulated deficit	(830,743)	(822,156)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(219,890)	(215,380)
Non-controlling interests	26	7
Total stockholders’ deficit	(219,864)	(215,373)
Total liabilities and stockholders’ deficit	$3,091,922	$3,069,708

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$42,079	$34,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,281	39,380
Equity-based compensation expense	2,631	975
Deferred tax expense	10,961	11,367
Amortization of deferred financing costs	1,314	1,346
Accretion of marketable securities discount	(488)	(871)
Losses from equity-method investments, net of tax	805	1,200
Dividends accrued on held-to-maturity investment	(561)	(528)
Credit loss on held-to-maturity investment	292	475
Gain on re-measurement of tax benefit arrangement liability	(84)	(362)
Loss on disposal of property and equipment	56	867
Gain on insurance proceeds	(1,461)	—
Other	(316)	(41)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	38,490	18,084
Inventory	4,172	(287)
Other assets and other current assets	868	(6,444)
Restricted assets - national advertising fund	(16,670)	(17,945)
Accounts payable and accrued expenses	(13,934)	(18,530)
Other liabilities and other current liabilities	(918)	(548)
Income taxes	4,967	1,943
Equipment deposits	637	3,088
Deferred revenue	17,805	19,519
Leases	5,001	2,071
Net cash provided by operating activities	133,927	89,732
Cash flows from investing activities:
Additions to property and equipment	(23,055)	(26,311)
Insurance proceeds for property and equipment	2,053	—
Payment of deferred consideration for acquired clubs	(1,479)	—
Purchases of marketable securities	(42,334)	(34,922)
Maturities of marketable securities	36,749	22,589
Other investing activities	(33)	—
Net cash used in investing activities	(28,099)	(38,644)
Cash flows from financing activities:
Repayment of long-term debt and variable funding notes	(5,625)	(5,188)
Proceeds from issuance of Class A common stock	655	450
Repurchase and retirement of Class A common stock	(50,009)	(20,005)
Principal payments on capital lease obligations	(31)	(36)
Distributions paid to members of Pla-Fit Holdings	(349)	(218)
Net cash used in financing activities	(55,359)	(24,997)
Effects of exchange rate changes on cash and cash equivalents	348	(315)
Net increase in cash, cash equivalents and restricted cash	50,817	25,776
Cash, cash equivalents and restricted cash, beginning of period	349,674	322,121
Cash, cash equivalents and restricted cash, end of period	$400,491	$347,897
Supplemental cash flow information:
Cash paid for interest	$25,065	$20,165
Net cash paid for income taxes	$289	$1,013
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$10,645	$11,400

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
Adjusted EBITDA and Segment Adjusted EBITDA
We refer to Adjusted EBITDA as we use this measure to evaluate our operating performance and we believe this measure is useful to investors in evaluating our performance. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors. Our Board of Directors uses Adjusted EBITDA as a key metric to assess the performance of management. Our Chief Operating Decision Maker also uses Segment Adjusted EBITDA, which is Adjusted EBITDA specific to each of our three reportable segments, to assess the financial performance of and allocate resources to our segments in accordance with ASC 280, Segment Reporting. Corporate overhead costs not directly attributable to any individual segment are not allocated to the three segments and are included in Corporate and Other Adjusted EBITDA within Adjusted EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is set forth below.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$42,079	$34,973
Interest income	(5,812)	(5,461)
Interest expense	26,197	21,433
Provision for income taxes	16,216	14,324
Depreciation and amortization	38,281	39,380
EBITDA	116,961	104,649
Severance costs(1)	597	1,602
Executive transition costs(2)	1,041	283
Loss on adjustment of allowance for credit losses on held-to-maturity investment	292	475
Dividend income on held-to-maturity investment	(561)	(528)
Insurance recovery(3)	(1,636)	—
Tax benefit arrangement remeasurement(4)	(84)	(362)
Amortization of basis difference of equity-method investments(5)	240	229
Other(6)	155	(37)
Adjusted EBITDA	$117,005	$106,311
(1) Represents severance related expenses recorded in connection with a reduction in force during the three months ended March 31, 2025 and 2024, respectively.
(2) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and stock-based compensation associated with certain equity awards granted to, the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(5) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our consolidated statements of operations.
(6) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
A reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA is set forth below.

	Three Months Ended March 31,
(in thousands)	2025	2024
Adjusted EBITDA
Franchise segment	$84,865	$76,138
Corporate-owned clubs segment	45,849	42,398
Equipment segment	7,442	4,798
Segment Adjusted EBITDA	138,156	123,334
Corporate and other Adjusted EBITDA(1)	(21,151)	(17,023)
Adjusted EBITDA(2)	$117,005	$106,311
(1) Corporate and other Adjusted EBITDA includes adjusted corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment and thus are unallocated.
(2) Segment Adjusted EBITDA plus the Adjusted EBITDA of corporate and other is equal to Adjusted EBITDA. Adjusted EBITDA is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.
A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2025	2024
Net income	$42,079	$34,973
Provision for income taxes	16,216	14,324
Severance costs(1)	597	1,602
Executive transition costs(2)	1,041	283
Loss on adjustment of allowance for credit losses on held-to-maturity investment	292	475
Dividend income on held-to-maturity investment	(561)	(528)
Insurance recovery(3)	(1,636)	—
Tax benefit arrangement remeasurement(4)	(84)	(362)
Amortization of basis difference of equity-method investments(5)	240	229
Other(6)	155	(37)
Purchase accounting amortization(7)	9,178	12,757
Adjusted income before income taxes	67,517	63,716
Adjusted income taxes(8)	17,487	16,439
Adjusted net income	$50,030	$47,277
Adjusted net income per share, diluted	$0.59	$0.53
Adjusted weighted-average shares outstanding, diluted(9)	84,744	88,399
(1) Represents severance related expenses recorded in connection with a reduction in force during the three months ended March 31, 2025 and 2024, respectively.
(2) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and stock-based compensation associated with certain equity awards granted to, the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(5) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our consolidated statements of operations.
(6) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(7) Includes $3.1 million of amortization of intangible assets recorded in connection with the 2012 Acquisition, other than favorable leases, for the three months ended March 31, 2024, and $9.2 million and $9.7 million of amortization of intangible assets created in connection with historical acquisitions of franchisee-owned clubs for the three months ended March 31, 2025 and 2024, respectively. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.
(8) Represents corporate income taxes at an assumed effective tax rate of 25.9% and 25.8% for the three months ended March 31, 2025 and 2024, respectively, applied to adjusted income before income taxes.
(9) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$41,867	84,402	$0.50	$34,309	87,222	$0.39
Net income attributable to non-controlling interests(2)	212	342		664	1,177
Net income	42,079			34,973
Adjustments to arrive at adjusted income before income taxes(3)	25,438			28,743
Adjusted income before income taxes	67,517			63,716
Adjusted income taxes(4)	17,487			16,439
Adjusted net income	$50,030	84,744	$0.59	$47,277	88,399	$0.53
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 25.9% and 25.8% for the three months ended March 31, 2025 and 2024, respectively, applied to adjusted income before income taxes.